Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HTG Molecular Diagnostics, Inc.

Tucson, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 23, 2014, relating to the financial statements of HTG Molecular Diagnostics, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Phoenix, Arizona

December 30, 2014